LOGO MELLON         LOGO NEWTON        LOGO DREYFUS




FOR IMMEDIATE RELEASE


                 MELLON TO ACQUIRE MAJORITY INTEREST IN NEWTON

 Combines international investment expertise and global distribution capability


PITTSBURGH and LONDON, July 24, 1998--Mellon Bank Corporation (NYSE: MEL), its subsidiary The Dreyfus Corporation and Newton Management Limited today announced an agreement that will create a global asset management business with wide international distribution capabilities and a broad range of domestic U.S., U.K. and international investment products. Following the acquisition, Mellon will own 75 percent of Newton outright with Newton management and staff retaining an interest in 25 percent either directly or through options. The transaction places an initial value on Newton of approximately $277* million ((Pounds)170 million). The initial consideration will be paid in cash and loan notes.

     Mellon, a broad-based financial services company with a bank at its core, is one of the largest U.S. banking groups in terms of market capitalization (approximately $18.3 billion ((Pounds)11.2 billion) as of June 30, 1998). Mellon, trading under the Dreyfus name in its investment management businesses, ranks among the largest asset managers in the world with about $350 billion ((Pounds)215 billion) in assets under management among its 11 investment management units. These businesses are leaders in the U.S. institutional, retail mutual fund and high net worth markets.

     Newton is a leading independent U.K.-based investment manager with funds under management in excess of $20.4 billion ((Pounds)12.5 billion). With a strong team of experienced international fund managers and global analysts, it provides active international investment management to institutional, private and retail clients. Newton offers both segregated portfolios and pooled funds to the institutional market, discretionary management to private clients and a range of U.K. unit trusts and Jersey-based offshore funds to a wide range of U.K. and international investors.

     Combined, Mellon and Newton will offer a comprehensive range of high-quality investment products and services through an international distribution network to meet the growing demand of investors worldwide.

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*  (Pounds)1 = $1.63
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Mellon to Acquire Newton
July 24, 1998
Page 2


     Newton is currently one-third owned by The Royal Bank of Scotland Group plc and two-thirds owned by Newton management and staff. Following regulatory approval, the transaction is expected to be completed later this year.

     "This acquisition unites Mellon with a leading U.K. investment management house with a strong reputation and international investment expertise," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "Mellon's strategy is to seek the highest quality partners around the world to satisfy investors' rapidly growing demands for diversifying their investments internationally. Newton is the cornerstone of this strategy."

     Stewart W. Newton, chairman of Newton, said, "This merger is progressive. All stakeholders will benefit; clients, staff and shareholders. Increased distribution and enhanced global reach will allow investment to grow in all aspects of the business and will provide an attractive environment to recruit and keep high-quality people for the benefit of our clients. Moreover, clients and staff will have the added security of an enlarged capital base."

     "The critical point is that our investment philosophy and culture will be preserved and the integrity and focus of our investment team will remain undisturbed," said Charles B. S. Richardson, Newton's chief investment officer.

     Newton will retain its name, and day-to-day management of the company will remain with the Newton team. Stewart Newton, who founded Newton in 1977, will continue as chairman, Colin R. Harris will be chief executive officer and Charles Richardson will continue as chief investment officer. Ronald P. O'Hanley, president of Boston-based Dreyfus Institutional Investors, Mellon's institutional investment management businesses, and W. Keith Smith, Mellon senior vice chairman, will become deputy chairmen of Newton.

     The retail distribution agreement between Newton and The Royal Bank of Scotland Group will remain in place. Newton will continue to provide The Royal Bank of Scotland Group with investment products and administrative support for distribution through The Royal Bank of Scotland Group's branch network. Additionally, The Royal Bank of Scotland Group and Dreyfus intend to seek ways to augment distribution further.

     "This is a further positive step for the Bank and its customers," said Dr. George R. Mathewson, chief executive of The Royal Bank of Scotland Group. "Our relationship with Newton has been


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Mellon to Acquire Newton
July 24, 1998
Page 3

excellent since we became a shareholder in 1994. Newton provides our customers with a range of high-quality investment products and we are delighted that our link with them will continue following this sale. We welcome the investment by Mellon, an organization for which we have considerable respect, and we look forward to developing our relationship with them through their ownership of Newton."

     The acquisition of Newton is the largest in a series of international asset management acquisitions, alliances and joint ventures Mellon has made over the past year and a key link in Mellon's expansion of global asset management capabilities. Through these agreements, Mellon has established its presence globally in the asset management business in Japan, Hong Kong, Brazil, Chile and now Europe, which builds upon its strong domestic base. Mellon recently expanded its U.S. mutual fund business with the acquisition of Founders Asset Management, Inc., a Denver-based manager of growth-oriented equity mutual funds and other investment portfolios.

     "The strategic fit between our companies makes this a compelling partnership that will benefit both Newton's and Mellon's clients. Through ongoing investment in Newton's research capabilities and by advancing its technology and client service resources with Mellon's existing capabilities, clients can look forward to an enhanced level of service. With its strong investment reputation and extensive global research capability, Newton provides us with a gateway to Europe and strengthens our position in Asia and Latin America," said Christopher M. "Kip" Condron, Mellon Bank president and chief operating officer.

     Capitalizing on the strengths of the two organizations, Mellon and Newton plan to develop in three growth areas: institutional asset management in Europe; retail mutual funds in Europe and selected parts of Asia and Latin America; and a global high net worth business. Both Mellon and Newton are leaders in these businesses in their respective markets. Together, the combined entity will possess powerful international capabilities.

     "Increasing personal wealth and the reduction in government pensions is driving the demand for international investment skills and diverse distribution capabilities," said O'Hanley. "Newton is ideally positioned to meet this demand throughout Europe, Asia and Latin America. We also see significant demand for Newton's products in the United States, which we expect to distribute through our Dreyfus investment units."

     "This is a people business. We are all looking forward to working with Mellon and Dreyfus to maximize the opportunities arising from the partnership," said Harris.


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Mellon to Acquire Newton
July 24, 1998
Page 4

     A broad-based financial services company with a bank at its core, Mellon ranks among the largest bank holding companies in market capitalization in the United States. With about $350 billion ((Pounds)215 billion) of assets under management under the Dreyfus name and nearly $1.7 trillion (just over (Pounds)1 trillion) of assets under administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management, place Mellon as the leading bank manager of mutual funds in the world. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

     A leading independent U.K.-based investment management firm with in excess of $20.4 billion ((Pounds)12.5 billion) under management, Newton focuses its investment activities on institutional, retail and personal investment clients. Newton employs 483 people worldwide.

________________________________________________________________________________

FOR FURTHER PRESS INFORMATION, PLEASE CONTACT:


Mellon

 Media:    Steve Dishart                         (011 44 171) 332-5535

           Ron Gruendl                           (412) 234-7157
           Patrice Kozlowski (Dreyfus)           (212) 922-6030
           Vin Loporchio (The Boston Co.)        (617) 722-7571


 Analysts: Don MacLeod                           (412) 234-5601


Newton

 Colin Harris, Jonathan Powell                   (011 44 171) 332-5535
 William Clutterbuck (The Maitland Consultancy)  (011 44 171) 379-5151



The Royal Bank of Scotland Group

 David Appleton                                  (011 44 131) 523-4414